UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 28, 2005

                           NETWORK INSTALLATION CORP.

             (Exact name of registrant as specified in its charter)

                NEVADA                    0-25499                 88-0390360
                -------                  ----------               ----------
     (State  or  jurisdiction    (Commission File Number)  (I.R.S.  Employer
    of  incorporation  or                                     Identification
      organization                                                     No.)

                         15235 Alton Parkway, Suite 200
                                Irvine, CA 92618
               --------------------------------------------------
               (Address  of  principal  executive  offices)  (Zip  Code)


Registrant's  telephone  number,  including  area  code:  (949)  753-7551

Check  the  appropriate  box  below  if  the  Form  8-K  filing  is  intended to simultaneously  satisfy  the  filing  obligation  of  the  registrant under  any  of  the  following  provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  7.01  REGULATION  FD  DISCLOSURE.

On January 28 2005, Michael Novielli, our Chairman of the Board, participated in an interview with Larry Isen of Marketbyte, LLC. The transcript follows:

Larry  Isen:     Hello  and  thank  you  for joining the OTC Journal for today's interview.

     The purpose of this interview series is to give you the opportunity to hear directly from management concerning their business model, industry group, and plans for the future. I hope this will help you better evaluate your own comfort level in owning shares in any of the companies we interview.

     I remind you that any investment in the companies the OTC Journal features should be viewed as highly risky. Please visit our Web site at OTCJournal.com and read our Mission Statement. Also please take the time to read our article entitled, Are Micro Caps for You, by Dr. Richard Geist and our section entitled, Rules for Successful Micro Cap Investing.

     Before  we  begin  the  interview  let  me  read the Safe Harbor Statement.

     This interview contains forward-looking statements including without limitation statements concerning our business and possible or assumed future results of operations. Actual results could differ materially from those anticipated in the forward-looking statements for many reasons including our ability to continue as a growing concern, adverse economic changes affecting markets we serve, competition in our markets and industry segments, our timing and the profitability of entering new markets, greater than expected cost, customer acceptance of wireless networks or difficulties related to our integration of the businesses we may acquire, and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

Although we believe the expectations reflected in the forward-looking statements are reasonable they relate only to events as of the date on which the statements are made and our future results, levels of activities, performance or achievements may not meet these expectations.

     We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations except as required by law.

     Okay, today I am pleased to be joined by Mike Novielli, the Chairman of Network Installation that trades under the OTC Bulletin Board symbol NWKI. Mike, let's get started and here's the first question.

     Thanks for joining us today and in May of 2003 you took over a fledgling company. It had minimal sales and on paper did not appear to be a good candidate for a rapid growth public company. What was it about this industry and this platform that made you feel this was a good candidate for growth?

Michael  Novielli:    Larry,  thank  you  for  inviting  me  and  giving  me the opportunity  to  speak  on  behalf  of  Network  Installation.

     In May of '03 we saw a huge opportunity to become engaged in the build-out of the coming wireless revolution, voice, video, and data. And at that time we discussed the relevance of Wi-Fi and Voice over Internet application well before Wi-Fi and Voice over Internet were part of our lexicon.

     We also believed the window in which to develop significant market share would be relatively short, about three or four years, and we preferred a simple but relatively safe business model without having the burden of tremendous costs associated in developing new products or acquiring new subscribers, et cetera.
Regardless of how technologies evolve, end-users will require expertise in the design and installation of communications systems and by designing and deploying these systems we get paid at the time of service. It's a very simple model.

Larry  Isen:     Mike, in the past week Network Installation has made two major announcements. The first was the acquisition of Com Services and the second was the announcement of a $1.5 million backlog of contracts which puts the company at a significantly increased revenue pace over last year. Could you comment on the strategic reason for the acquisition and then fill us in on the importance of having this backlog as it applies to your outlook for 2005 revenues?

Michael Novielli: Well, Com Services is a union certified firm which developed their business bidding union projects. This was a market we've been previously shut out of and now with the acquisition it opens for us brand new markets including to - including selling to the world's single largest customer, the US government. And we believe we can make significant inroads bidding GSA projects as the federal government spent over $8 billion in IT spending related projects last year.

     As for the importance of the backlog it's always nice to enter a new year knowing you've essentially already booked a million and a half in sales.

Larry  Isen:     Okay Mike, thanks.

     Network Installation seems to have focused most of its attention building out the wireless Internet access infrastructure for municipalities, schools, and companies. Is this where you see the majority of growth coming in 2005 or do you guys anticipate expanding your product line to your customers?

Michael Novielli: There's no question that we've established telecom and Voice over Internet as our core revenue driver for 2005. It's the sector of communications currently experiencing the most rapid rate of growth. As a matter of fact our sales force is aggressively targeting mid-sized enterprise market which is vastly underserved yet one in dire need of Voice over Internet. Strictly from a cost savings point of view you could potentially justify a 12-month ROI to the customer and additionally we can generate recurring revenue should we provide the customer with dial tone or broadband services.

Larry  Isen:     Okay Mike, thanks.

     According to a recent article I read in USA Today laptop growth is far outpacing desktop growth sales. In fact during this past holiday shopping season laptop sales grew by 24% over 2003 while desktop sales actually fell by 7%. It's clear the consumers are buying computing products that fit their mobile needs and for an example I know that every student at the USC campus has wireless Internet access anywhere on campus. How does this translate into a benefit for Network Installation?

Michael Novielli: Well, interestingly we're also pursuing higher education. They've discovered Voice over Internet as a potential revenue stream. Traditionally many universities have marked up long-distance charges incurred by their students and with the advent of cell phones universities experienced a substantial decrease in what were formerly predictable revenues. Now by offering Voice over Internet they give students access to mobile, inexpensive and unlimited calling which is integrated with their email, data and information systems within their laptop which now they carry everywhere.

Larry  Isen:     Okay.  Mike, let's  talk  about 2005 and the outlook.  Do you have revenue goals for 2005? If so, what are they and what do you expect your product mix within those revenue goals will be?

Michael Novielli: Well our goals are fairly aggressive for '05 however given our most recent successes we believe they are obtainable. We've budgeted for almost 10 million in revenue this year with 60% coming from telecom and Voice over IT, approximately 10% from wireless networks, and another 30% coming from traditional networking systems.

Larry  Isen:     Okay Mike, thanks.

     Mike, as the company has grown over the past two years you've been generating losses to fuel your growth. At what point do you think the company will, number one, turn cash flow positive from operations? And number two, at what point do you think you'll actually generate earnings per share?

Michael Novielli: Well as you mentioned with any growth company that's experiencing a high growth - a high rate of growth there's a need to invest in expanding your infrastructure in support of your sales organization. In doing so your fixed costs will typically outpace gross profit margins until you achieve a critical mass and we believe that point for us to be about 8 million in sales which would put us into the fourth quarter of this year.

Larry Isen:     So in other words if you can achieve your revenue goals for this year you should turn at least cash flow positive from operations by the fourth quarter?

Michael  Novielli:     That's  right.

Larry  Isen:     Great.  Thanks, Mike.

     Mike, assuming that you can achieve these goals in 2005 can you talk to us a little bit about where you might be heading with the company in 2006?

Michael Novielli: Well, budgeting for one year is difficult enough let alone forecasting for two however we experienced about 50% growth in year one which was '03. We're at a run rate to grow about 100% for the year ended December '04 and now we're planning on approximately 400% growth for the coming year. And we believe that as long as the demand for cheaper, more efficient communications systems remains high that we will continue with our rapid growth.

Larry  Isen:     Well  I  think that covers everything we wanted to hear Mike.
That  wraps  up  the  interview.

     Thanks so much for joining the OTC Journal and listeners we would like your feedback on these interviews. We'd like to know if you like these formats and we like to know if you find it valuable. Please email any comments that you have on this to editor@otcjournal.com. Have a great day.


The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NETWORK  INSTALLATION  CORP.

By:  /s/  Michael  Cummings
-------------------------
Michael  Cummings,  Chief  Executive  Officer

Dated:  January  28,  2005